Exhibit 99.1

Kimco Realty® Announces Fourth Quarter and Full Year 2025 Results

– Net Income and Funds From Operations Achieve High End of Full Year Outlook –

– Strong Leasing Gains Drive Occupancy to All-time Highs –

– Provides Initial 2026 Outlook –

JERICHO, New York, February 12, 2026 - Kimco Realty® (NYSE: KIM), a real estate investment trust (“REIT”) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States, today reported results for the fourth quarter and full year ended December 31, 2025. For the three months ended December 31, 2025 and 2024, Net income available to the company’s common shareholders (“Net income”) per diluted share was $0.21 and $0.23, respectively. For the full year 2025 and 2024, Net income per diluted share was $0.82 and $0.55, respectively.

Fourth Quarter & Full Year 2025 Highlights

•
Generated 4.8% growth in funds from operations(1) (“FFO”) per diluted share in the fourth quarter of 2025 compared to the prior year period, increasing to $0.44 per diluted share. For the full year, FFO per diluted share increased by 6.7% over the prior year.
•
Produced a 3.0% year-over-year increase in same property net operating income(1) (“NOI”) for both the fourth quarter and full year.
•
Reported pro-rata portfolio occupancy of 96.4%, matching the company’s all-time high, with pro-rata small shop occupancy reaching a new record level of 92.7%.
•
Expanded leased-to-economic occupancy spread to 390 basis points, representing $73 million of Annual Base Rent (“ABR”) for near-term rent commencements from signed leases, each representing new highs.
•
Acquired the common member interests in The Shoppes at 82nd Street, a Target-anchored center, through the company’s Structured Investments Program, for $74.0 million.
•
Repurchased 3.1 million shares of common stock during the fourth quarter of 2025 at a weighted average price of $19.96 per share, net of fees and commissions.
•
Achieved an ‘A3’ unsecured debt rating from Moody’s Ratings, as previously announced, placing Kimco among a select group of REITs with A-level ratings from the three largest ratings agencies.

"Kimco's fourth quarter and full-year results, highlighted by FFO per diluted share growth of 6.7% for the full year 2025, and exceeding 5% for the second consecutive year, validate the quality of our portfolio and platform, demand for our product, and our overall strategy and commitment to generating durable long-term value in any environment,” said Kimco CEO Conor Flynn. “This outperformance, together with our 2026 outlook, strong balance sheet and disciplined capital allocation, positions Kimco to drive further growth and value for our shareholders.”

Financial Results

Fourth Quarter 2025

Net income for the fourth quarter of 2025 was $143.6 million, or $0.21 per diluted share, compared to $154.8 million, or $0.23 per diluted share, for the fourth quarter of 2024. Net income for the fourth quarter of 2025 reflected:

•
$17.0 million of higher consolidated revenues from rental properties, net, driven primarily by $8.9 million of higher minimum rent and $4.7 million of increased benefit from non-cash rent adjustments compared to the prior-year period.
•
$18.1 million of higher gains on sales of properties, net of non-cash impairments, compared to the fourth quarter of 2024.
•
$46.9 million benefit for income taxes related to the sale of Albertsons Companies Inc. common stock in the fourth quarter of 2024.

(1) Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

i

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

FFO grew to $294.3 million, or $0.44 per diluted share, for the fourth quarter of 2025, compared to $286.9 million, or $0.42 per diluted share, for the fourth quarter of 2024. The company excludes from FFO all realized or unrealized derivative/marketable securities gains, losses and applicable taxes, as well as gains and losses from the sales of properties, depreciation and amortization related to real estate, profit participation from other investments, and other items considered incidental to the company’s business.

Full Year 2025

Net income grew to $554.4 million, or $0.82 per diluted share, compared to $375.7 million, or $0.55 per diluted share, for the full year 2024.

FFO grew to $1.2 billion, or $1.76 per diluted share, compared to $1.1 billion, or $1.65 per diluted share, for the full year 2024, representing a 6.7% per share increase over the prior year.

Operating Results

•
Signed 435 leases totaling 2.7 million square feet during the fourth quarter, generating blended pro-rata cash rent spreads on comparable spaces of 13.8%, with new leases up 29.0% and renewals and options growing 5.9% and 9.2%, respectively.
•
For the full year, the company leased 12.1 million square feet, representing an 8.9% increase in square feet leased over the prior year.
•
Pro-rata leased occupancy ended the quarter at 96.4%, a 70-basis-point sequential increase and a 10-basis-point increase year-over-year.
•
Pro-rata small shop occupancy reached 92.7%, representing a 20-basis-point sequential increase and a 100-basis-point increase year-over-year.
•
Pro-rata anchor occupancy reached 97.9%, representing a record 90-basis-point sequential increase.

Redevelopment & Anchor Repositioning

•
Obtained 657 additional multifamily entitlements during the quarter, bringing the company's total number of operating, active, and entitled units to 14,196 at the end of the fourth quarter 2025.
•
Completed 21 projects with an aggregate gross cost of $79.4 million and a stabilized blended yield of 13.4% during 2025. These included 12 redevelopment and outparcel projects with an aggregate gross cost of $22.2 million and a stabilized blended yield of 18.9% and nine anchor repositioning projects with an aggregate gross cost of $57.2 million and a stabilized blended yield of 11.3%.

Fourth Quarter Transactional Activities

•
Acquired the common member interests in The Shoppes at 82nd Street in Jackson Heights, New York, by exercising the company’s right of first offer under its structured investment agreement for a total pro-rata purchase price of $74.0 million. The Target-anchored center comprises 59,000 square feet of gross leasable area and is located in one of the most densely populated areas of Queens, New York.
•
Sold a ground-leased parcel anchored by a Lowe’s Home Improvement store at Mill Station in Owings Mills, Maryland for $18.5 million, as previously announced.
•
Sold two shopping centers, Clive Plaza, located in Des Moines, Iowa, for $7.9 million and Holcomb Bridge, located in Roswell, Georgia, for $8.0 million.
•
Sold land parcels totaling $3.3 million.

Structured Investments:

•
Invested $12.3 million of new capital into Coralwood Center, a 344,000-square-foot shopping center in Cape Coral, Florida.
•
Received $253.7 million in senior and mezzanine loan repayments, including the previously announced $202.4 million related to The Rim in San Antonio, Texas.
•
Received a $14.9 million preferred equity repayment, related to the acquisition of The Shoppes at 82nd Street.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Balance Sheet and Capital Market Activities

•
Repurchased 3.1 million shares of common stock during the fourth quarter of 2025 at a weighted average price of $19.96 per share, net of fees and commissions, bringing total repurchases for the full year 2025 to 6.1 million shares at a weighted average price of $19.79 per share.
•
Ended the year with over $2.2 billion of immediate liquidity, including full availability on the $2.0 billion unsecured revolving credit facility and $212.8 million of cash, cash equivalents and restricted cash.

Leadership Transitions

•
Paul Westbrook, vice president and chief accounting officer, has notified the company of his intention to retire on March 31, 2026, after more than 23 years with Kimco. Upon his retirement, Kathleen Thayer, senior vice president and treasurer, will assume the role of executive vice president, treasurer, and chief accounting officer, effective April 1, 2026.
•
As part of a company transition from a regional operating model to a functionally aligned, asset‑centric structure, Wilbur “Tom” Simmons, president of the Southern Region, has been named senior vice president of national asset management, and Joshua Weinkranz, president of the Eastern Region, has been appointed senior vice president of national leasing. Both will assume their new roles in the third quarter of 2026.

Dividend Declarations

•
The board of directors declared a cash dividend of $0.26 per common share (equivalent to $1.04 per annum), representing a 4.0% increase over the quarterly dividend in the corresponding period of the prior year. The quarterly cash dividend on common shares will be payable on March 19, 2026, to shareholders of record on March 6, 2026.
•
The board of directors also declared quarterly dividends with respect to each of the company’s Class L, Class M, and Class N series of preferred shares. These dividends on the preferred shares will be paid on April 15, 2026 to shareholders of record on April 1, 2026.

2026 Full Year Outlook

	2025 Actuals	2026 Outlook
Net income:	$0.82	$0.80 to $0.84
FFO:	$1.76	$1.80 to $1.84
The company’s full year outlook is based on the following assumptions (pro-rata share unless otherwise stated; dollars in millions):
Same property NOI growth	+3.0%	+2.5% to +3.5%
Credit loss as a % of total pro-rata rental revenues	(74bps)	(75bps) to (100bps)
Lease termination income	$10	$7 to $15
Non-cash GAAP revenues(1)	$62	$45 to $50
Consolidated G&A expense, net	$133	$128 to $132
Consolidated interest expense and preferred stock dividends	$361	$370 to $377
Consolidated mortgage and other financing income, net	$50	$45 to $55
Redevelopment capex(2)	$83	$100 to $150
Leasing and maintenance capex(3)	$305	$275 to $300

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Property acquisitions, net of dispositions Acquisitions, weighted average cap rate Dispositions, weighted average cap rate	$152 $272; 6.5% $120; 5.4%	Net neutral; transaction volume of $300 to $500 6.0% to 7.0% 5.0% to 6.0%
Structured investments, net Weighted average yield	($80) 9.1%	$75 to $125 8.0% to 10.0%
(1)
Includes deferred rents, above and below market rents, and straight-line reimbursement income, and excludes debt and derivative mark to market amortization.
(2)
Includes costs associated with a mixed-use development project, The Chester at Westlake Shopping Center.
(3)
Includes tenant improvements (TI) and allowances, capitalized external leasing commissions and capitalized building improvements.

Conference Call Information

When: 8:30 AM ET, February 12, 2026

Live Webcast: 4Q25 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com

Dial #: 1-833-470-1428 (International: 1-929-526-1599). Passcode: 056657

Audio from the conference will be available on Kimco Realty’s investor relations website until April 10, 2026.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of December 31, 2025, the company owned interests in 565 U.S. shopping centers and mixed-use assets comprising 100 million square feet of gross leasable space.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performance or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) financial disruption, changes in trade policies and tariffs, geopolitical challenges or economic downturn, including general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development, redevelopment and merger opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xii) collectability of mortgage and other financing receivables, (xiii) impairment charges, (xiv) criminal cybersecurity attack disruptions, data loss or other security incidents and breaches, (xv) risks related to artificial intelligence, (xvi) impact of natural disasters and weather and climate-related events, (xvii) pandemics or other health crises, (xviii) our ability to attract, retain and motivate key personnel, (xix) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xx) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxi) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxii) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or maintain certain debt until maturity, (xxiii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxiv) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the Securities and Exchange Commission (“SEC”).

###

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy

Kimco Realty Corporation
(833) 800-4343

dbujnicki@kimcorealty.com

v

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343 kimcorealty.com

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31, 2025	December 31, 2024
Assets:
Real estate, net of accumulated depreciation and amortization
of $4,849,564 and $4,360,239, respectively	$16,769,292	$16,810,333
Investments in and advances to real estate joint ventures	1,454,051	1,487,675
Other investments	99,936	107,347
Cash, cash equivalents and restricted cash	212,794	689,731
Mortgage and other financing receivables, net	383,935	444,966
Accounts and other receivables, net	368,964	340,469
Operating lease right-of-use assets, net	127,596	126,441
Other assets	271,682	302,934
Total assets	$19,688,250	$20,309,896

Liabilities:
Notes payable, net	$7,718,730	$7,964,738
Mortgages payable, net	467,203	496,438
Accounts payable and accrued expenses	291,537	281,867
Intangible liabilities, net	334,527	366,943
Operating lease liabilities	120,078	117,199
Other liabilities	188,297	236,922
Total liabilities	9,120,372	9,464,107
Redeemable noncontrolling interests	24,506	47,877

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 20,748, and 20,806 shares, respectively;
Aggregate liquidation preference $553,196 and $556,113, respectively	21	21
Common stock, $.01 par value, authorized 1,500,000,000 shares;
Issued and outstanding 674,093,047 and 679,493,522 shares, respectively	6,741	6,795
Paid-in capital	10,922,596	11,033,485
Cumulative distributions in excess of net income	(528,730)	(398,792)
Accumulated other comprehensive (loss)/income	(8,792)	11,038
Total stockholders' equity	10,391,836	10,652,547
Noncontrolling interests	151,536	145,365
Total equity	10,543,372	10,797,912
Total liabilities and equity	$19,688,250	$20,309,896

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Revenues from rental properties, net	$538,071	$521,064	$2,121,400	$2,019,065
Management and other fee income	4,385	4,333	18,716	17,949
Total revenues	542,456	525,397	2,140,116	2,037,014
Operating expenses
Rent	(4,186)	(4,093)	(16,776)	(16,837)
Real estate taxes	(73,624)	(67,162)	(277,478)	(261,700)
Operating and maintenance	(95,024)	(96,849)	(368,080)	(359,116)
General and administrative	(36,530)	(34,902)	(133,015)	(138,140)
Impairment charges	(898)	(199)	(9,517)	(4,476)
Merger charges	-	-	-	(25,246)
Depreciation and amortization	(154,045)	(156,130)	(627,090)	(603,685)
Total operating expenses	(364,307)	(359,335)	(1,431,956)	(1,409,200)

Gain on sale of properties	19,149	330	62,663	1,274
Operating income	197,298	166,392	770,823	629,088

Other income/(expense)
Other income, net	1,290	7,310	2,047	28,074
Mortgage and other financing income, net	15,252	10,342	50,958	29,531
(Loss)/gain on marketable securities, net	(29)	(66)	3	(27,679)
Interest expense	(84,354)	(83,684)	(330,196)	(307,806)
Income before income taxes, net, equity in income of
joint ventures, net, and equity in income from other investments, net	129,457	100,294	493,635	351,208

(Provision)/benefit for income taxes, net	(1,091)	46,938	(1,046)	(25,417)
Equity in income of joint ventures, net	23,141	20,414	96,781	83,827
Equity in income of other investments, net	1,803	353	3,440	9,821
Net income	153,310	167,999	592,810	419,439
Net income attributable to noncontrolling interests	(2,147)	(1,961)	(8,069)	(8,654)
Net income attributable to the company	151,163	166,038	584,741	410,785
Preferred stock redemption charges	-	(3,304)	-	(3,304)
Preferred dividends, net	(7,536)	(7,899)	(30,311)	(31,763)
Net income available to the company's common shareholders	$143,627	$154,835	$554,430	$375,718

Per common share:
Net income available to the company's common shareholders: (1)
Basic	$0.21	$0.23	$0.82	$0.55
Diluted (2)	$0.21	$0.23	$0.82	$0.55
Weighted average shares:
Basic	673,914	673,676	675,050	671,561
Diluted (2)	674,146	674,531	675,279	672,136

(1)

Adjusted for earnings attributable to participating securities of ($658) and ($699) for the three months ended December 31, 2025 and 2024, respectively. Adjusted for earnings attributable to participating securities of ($2,525) and ($2,766) for the years ended December 31, 2025 and 2024, respectively. Adjusted for the change in carrying amount of redeemable noncontrolling interest of ($732) and ($1,691) for the years ended December 31, 2025 and 2024, respectively and ($732) for the three months ended December 31, 2025.

(2)

Reflects the potential impact if certain units/preferred stock were converted to common stock at the beginning of the period. The impact of the conversion of certain units/preferred shares would have an antidilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $9 for both of the three months ended December 31, 2025 and 2024, respectively. Adjusted for distributions on convertible units of $36 and $0 for the years ended December 31, 2025 and 2024, respectively.

Reconciliation of Net Income Available to the Company's Common Shareholders to the FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income available to the company's common shareholders	$143,627	$154,835	$554,430	$375,718
Gain on sale of properties	(19,149)	(330)	(62,663)	(1,274)
Gain on sale of joint venture properties	-	-	(6,587)	(1,501)
Depreciation and amortization - real estate related	153,001	154,905	622,530	598,741
Depreciation and amortization - real estate joint ventures	20,951	22,074	84,472	86,235
Impairment charges (including real estate joint ventures)	898	207	9,517	4,485
(Recovery)/provision for loan losses, net	(3,348)	1,000	(1,448)	5,500
Profit participation from other investments, net	(1,006)	240	(100)	(5,059)
(Gain)/loss on derivative/marketable securities, net	(494)	1,627	(2,296)	27,549
Provision/(benefit) for income taxes, net (2)	603	(46,874)	(752)	24,832
Noncontrolling interests (2)	(756)	(783)	(3,009)	(3,150)
FFO available to the company's common shareholders (4) (5)	$294,327	$286,901	$1,194,094	$1,112,076

Weighted average shares outstanding for FFO calculations:
Basic	673,914	673,676	675,050	671,561
Units	3,319	3,199	3,504	3,206
Convertible preferred shares	3,185	4,100	3,209	4,223
Dilutive effect of equity awards	138	751	138	523
Diluted (3)	680,556	681,726	681,901	679,513

FFO per common share - basic	$0.44	$0.43	$1.77	$1.66
FFO per common share - diluted (3) (4) (5)	$0.44	$0.42	$1.76	$1.65

(1)

The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.

(2)	Related to gains, impairments, depreciation on properties and gains/(losses) on derivatives and marketable securities, where applicable.
(3)

Reflects the potential impact if convertible preferred shares and certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $2,107 and $2,400 for the three months ended December 31, 2025 and 2024, respectively. FFO available to the company's common shareholders would be increased by $8,675 and $9,801 for the years ended December 31, 2025 and 2024, respectively. The effect of other certain convertible units would have an anti-dilutive effect upon the calculation of FFO available to the company’s common shareholders per share. Accordingly, the impact of such conversion has not been included in the determination of diluted FFO per share calculations.

(4)	Includes $3.3 million of charges associated with the tender of the Company's 7.25% Class N Cumulative Convertible Perpetual Preferred Stock for the three months and year ended December 31, 2024.
(5)	Includes merger-related charges of $25.2 million for the year ended December 31, 2024.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income available to the company's common shareholders	$143,627	$154,835	$554,430	$375,718
Adjustments:
Management and other fee income	(4,385)	(4,333)	(18,716)	(17,949)
General and administrative	36,530	34,902	133,015	138,140
Impairment charges	898	199	9,517	4,476
Merger charges	-	-	-	25,246
Depreciation and amortization	154,045	156,130	627,090	603,685
Gain on sale of properties	(19,149)	(330)	(62,663)	(1,274)
Other income, net	(1,290)	(7,310)	(2,047)	(28,074)
Mortgage and other financing income, net	(15,252)	(10,342)	(50,958)	(29,531)
Loss/(gain) on marketable securities, net	29	66	(3)	27,679
Interest expense	84,354	83,684	330,196	307,806
Provision/(benefit) for income taxes, net	1,091	(46,938)	1,046	25,417
Equity in income of other investments, net	(1,803)	(353)	(3,440)	(9,821)
Net income attributable to noncontrolling interests	2,147	1,961	8,069	8,654
Preferred stock redemption charges	-	3,304	-	3,304
Preferred dividends, net	7,536	7,899	30,311	31,763
RPT same property NOI (3)	-	-	-	606
Non same property net operating income	(20,784)	(19,270)	(91,974)	(59,932)
Non-operational expense from joint ventures, net	28,092	30,066	103,007	115,695
Same property NOI	$395,686	$384,170	$1,566,880	$1,521,608

(1)

Same property Net Operating Income (“NOI”) is a supplemental non-GAAP financial measure of real estate companies' operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Same property NOI is considered by management to be an important operating performance measure frequently used by analysts and investors because it includes only the NOI of operating properties that have been owned and stabilized for the entire current and prior year reporting periods. Same property NOI assists in eliminating disparities due to the development, redevelopment, acquisition and disposition of properties during the periods presented and thus provides a more consistent performance measure for the comparison of the Company's properties. Same property NOI is calculated using rental property revenues (excluding straight-line rent adjustments, lease termination income, net, and amortization of above/below market rents), less charges for credit losses, operating and maintenance expenses, real estate taxes, and rent expenses, plus the Company's proportionate share of same property NOI from unconsolidated real estate joint ventures, calculated on the same basis. The Company's method of calculating same property NOI, which may differ from methods used by other REITs and may not be comparable to them, discloses with and without the impact from redevelopment projects.

(2)	Amounts represent Kimco Realty's pro-rata share.
(3)	Amounts represent the same property NOI from RPT properties, not included in the company's Net income available to the company's common shareholders.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Actual	Projected Range
	Full Year 2025	Full Year 2026
		Low	High
Net income available to the company's common shareholders	$0.82	$0.80	$0.84

Gain on sale of properties	(0.09)	(0.03)	(0.05)

Gain on sale of joint venture properties	(0.01)	-	(0.01)

Depreciation & amortization - real estate related	0.91	0.91	0.93

Depreciation & amortization - real estate joint ventures	0.12	0.12	0.13

Impairment charges (including real estate joint ventures)	0.01	-	-

FFO available to the company's common shareholders	$1.76	$1.80	$1.84

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, international tariffs, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.